                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          AAMES FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                          AAMES FINANCIAL CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 18, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting" or "Annual Meeting") of Aames Financial Corporation (the "Company") will be held at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California 90012, on Friday, December 18, 1998, at 3:00 p.m., Los Angeles time, for the following purposes:

     1. To elect one Class III director to hold office for three years and until such director's successor is elected;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 30, 1999; and

     3. To transact such other business as may properly come before the Meeting and any adjournment(s) thereof.

     Only stockholders of record of the Company at the close of business on October 22, 1998 are entitled to notice of and to vote at the Meeting and any adjournment(s) thereof.

     All stockholders are cordially invited to attend the Meeting in person. However, to ensure your representation at the Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person, even though he or she has returned a Proxy.

                                          By Order of the Board of Directors

                                          /s/ BARBARA S. POLSKY

                                          Barbara S. Polsky
                                          Secretary

Los Angeles, California
October 29, 1998

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          AAMES FINANCIAL CORPORATION
                        350 S. GRAND AVENUE, 52ND FLOOR
                         LOS ANGELES, CALIFORNIA 90071
                                 (323) 210-5000
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 18, 1998

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Aames Financial Corporation, a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Meeting") to be held at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California 90012, at 3:00 p.m., Los Angeles time, on Friday, December 18, 1998, and at any adjournment(s) thereof. The Board of Directors has adopted a set of corporate governance principles regarding the roles of directors, board structure, committee meetings and other governance issues. A copy of the Corporate Governance Guidelines is available upon written request submitted to:

                          Aames Financial Corporation
                       350 South Grand Avenue, 52nd Floor
                         Los Angeles, California 90071
                           ATTN: Corporate Secretary

     It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about October 29, 1998.

     At the Meeting, the stockholders of the Company will vote upon: (i) the election of one Class III director to hold office for three years; (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 30, 1999; and (iii) such other matters as may properly come before the Meeting and any adjournment(s) thereof.

     A Proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy holders in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted (i) in favor of the election of the nominee for director set forth herein, (ii) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants and (iii) if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

     The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited through the mails, but officers, directors and employees of the Company may solicit Proxies personally. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to stockholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with the solicitation of Proxies if management determines it advisable.

                               VOTING SECURITIES

     The close of business on October 22, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment(s) thereof. As of September 30, 1998, 31,015,763 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), were outstanding. The Common Stock is the only outstanding class of securities entitled to vote at the Meeting. As of such date, the Company had approximately 225 stockholders of record. A stockholder is entitled to cast one vote for each share of Common Stock held on the record date on all matters to be considered at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining if a quorum is present. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by rules of the New York Stock Exchange, Inc. ("NYSE") from exercising discretionary authority to vote those securities.

     In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and Bylaws, for election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes "For the nominee listed," "Withhold Authority" or specifying that votes be withheld from one or more designated nominees are counted to determine the total number of votes cast, and broker non-votes are not counted. Therefore, abstentions and broker non-votes have no effect on the outcome of the election. For the adoption of all other proposals, which are decided by a majority of the shares present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "For," "Against" or "Abstain" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted. Thus abstentions have the same effect as a vote against a proposal but broker non-votes have no effect on the outcome of the proposal.

                         ELECTION OF CLASS III DIRECTOR

     In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors is divided into three classes. At each annual meeting of stockholders, directors constituting one class are elected for three-year terms. The Bylaws of the Company provide that the Board of Directors shall consist of no fewer than three and no more than nine members as determined from time to time by the Board of Directors. The number of directors is currently fixed at seven. The Board of Directors currently consists of three Class I directors with terms expiring in 2000, three Class II directors with terms expiring in 1999 and one Class III director with a term expiring in 1998. At the Meeting, the Class III director will be elected for a term expiring at the year 2001 Annual Meeting. If the number of directors is changed, any increase or decrease is to be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible but in no case will a decrease in the number of directors shorten the term of any incumbent directors. Directors may be removed only with cause by the vote of a majority of the stockholders then entitled to vote.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominee named below. If any nominee is unable or unwilling to serve as a director at the time of the Meeting or any adjournment thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that such nominees will be unwilling or unable to serve if elected as directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE LISTED BELOW.

     The Board of Directors proposes the election of the following nominee as a Class III director:

                     Lee Masters (also known as Jarl Mohn)

     If elected, the nominee is expected to serve until the year 2001 Annual Meeting of Stockholders. The affirmative vote of a majority of the shares present in person or represented by Proxy at the Meeting and voting on the election of the Class III director is required for the election of the above-named nominee.

                                   MANAGEMENT

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS

     The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of September 30, 1998:

                                                                                             YEAR TERM
                NAME                   AGE                     POSITION                       EXPIRES
                ----                   ---                     --------                      ---------
NOMINEES:
Lee Masters..........................  45     Director                                         1998

CONTINUING DIRECTORS:
George W. Coombe, Jr.................  73     Director                                         2000
John C. Getzelman....................  55     Director                                         1999
Melvyn Kinder, Ph.D..................  59     Director                                         1999
Neil B. Kornswiet....................  41     Co-Chairman of the Board and President and       2000
                                              Chairman, Chief Executive Officer and
                                              President of One Stop Mortgage, Inc. ("One
                                              Stop")
Georges C. St. Laurent, Jr...........  62     Co-Chairman of the Board                         2000
Cary H. Thompson.....................  41     Chief Executive Officer and Director             1999

OTHER EXECUTIVE OFFICERS:
Mark E. Costello.....................  48     Executive Vice President -- Loan Production
Joseph A. Magnus.....................  36     Executive Vice President -- Chief Credit
                                              Officer
Barbara S. Polsky....................  44     Executive Vice President, General Counsel
                                              and Secretary
Daniel H. Relf.......................  55     Executive Vice President -- National Loan
                                              Servicing
David A. Sklar.......................  45     Executive Vice President -- Finance and
                                              Chief Financial Officer (Chief Accounting
                                              Officer)

     The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between any director and any executive officer of the Company.

     LEE MASTERS was elected a director of the Company in July 1997. In September 1998 Mr. Masters was named as president and chief executive, effective January 1, 1999, of a new cable and interactive television company being formed by Liberty Media Corp., the programming arm of Tele-Communications Inc. From 1990 until September 1998, Mr. Masters was President and Chief Executive Officer of E! Entertainment Television, a cable programming service controlled by Comcast Corp. and The Walt Disney Company. Prior to joining E! Entertainment Television, he served as Executive Vice President of MTV, a subsidiary of Viacom, Inc.

     GEORGE W. COOMBE, JR. was elected a director of the Company in November 1997. Currently Mr. Coombe is a Senior Fellow at the Stanford Law School teaching International Commercial Arbitration. From 1990 to 1995, Mr. Coombe was a partner in the law firm of Graham & James and from 1975 to 1990, he was Executive Vice President and General Counsel of Bank of America. From 1968 to 1975, Mr. Coombe served as Assistant General Counsel and Corporate Secretary of General Motors Corporation.

     JOHN C. GETZELMAN was elected a director of the Company in July 1997. Currently, Mr. Getzelman is President and Chief Executive Officer of Crown American Bank located in Inglewood, California. From 1992 to 1998, Mr. Getzelman served as President and Chief Executive Officer of Community Bank located in Pasadena, California. From 1988 to 1992, he served as President and Chief Operating Officer and then Chairman and Chief Executive Officer of the former Rainier Bank in Seattle, Washington. Prior to 1988, Mr. Getzelman served in various domestic and international banking positions with Security Pacific National Bank culminating as Executive Vice President and head of International Banking.

     MELVYN KINDER, PH.D. was elected a director of the Company in August 1996. Dr. Kinder is a clinical psychologist recognized for his innovative work in social, family and professional relations. Dr. Kinder maintains a private practice in Los Angeles, California and also serves as co-director of Westbridge Psychiatric Medical Group in Los Angeles.

     NEIL B. KORNSWIET was elected a director in September 1996 and appointed Co-Chairman of the Board in November 1997. Mr. Kornswiet founded One Stop in August 1995 and was its Chairman, Chief Executive Officer and President from September 1995 through its acquisition by the Company in August 1996. Mr. Kornswiet continues to serve as Chairman, Chief Executive Officer and President of One Stop, now a wholly-owned subsidiary of the Company. Mr. Kornswiet served as an Executive Vice President of the Company in September 1996 and President of the Company in May 1997. From 1992 to 1995, Mr. Kornswiet was President of Quality Mortgage, a privately held mortgage banking company. From 1983 to 1992, Mr. Kornswiet was a lawyer specializing in consumer credit and other regulatory matters for financial institutions and mortgage banking companies.

     GEORGES C. ST. LAURENT, JR., appointed Co-Chairman of the Board in November 1997, is the former Chairman of the Board and Chief Executive Officer of Western Bank, Oregon (1988 to 1997). Currently, Mr. St. Laurent is a principal in various real estate, agricultural and forestry related ventures and also serves as a director of Baxter International, Inc. and The Perkin Elmer Corporation.

     CARY H. THOMPSON has served as a director of the Company since January 1992. He was named Chief Operating Officer of the Company in March 1996 and Chief Executive Officer of the Company in May 1997. From May 1994 until joining the Company, Mr. Thompson served as Managing Director -- Head of United States Financial Institutions Group for NatWest Markets. From June 1989 to May 1994, Mr. Thompson was Senior Vice President-Head of West Coast Financial Institutions Group for Oppenheimer & Co. Mr. Thompson is also on the Board of Directors of Fidelity National Financial, Inc., a title insurance company.

     MARK E. COSTELLO joined the Company in March 1995 as Vice
President -- Correspondent Lending. He was named Senior Vice
President -- Correspondent Lending in October 1995 and Executive Vice
President -- Loan Production in May 1997. Prior to joining the Company, he was Director of Wholesale Lending for Advanta Mortgage Corporation USA. From 1980 to 1993, Mr. Costello was a Vice President with Citibank, New York, in the mortgage and consumer banking areas.

     JOSEPH A. MAGNUS joined the Company in January 1997 as Senior Vice President -- Strategic Planning. In May 1997, he was named Executive Vice President -- Chief Credit Officer. Prior to joining the Company, he held various positions at Financial Guaranty Insurance Company in New York and most recently served as Senior Risk Manager for the Research and Risk Management Department.

     BARBARA S. POLSKY joined the Company in May 1996 as Senior Vice President and General Counsel. In May 1997, she became an Executive Vice President and General Counsel and in June 1997 she was appointed Secretary of the Company. Prior to joining the Company, Ms. Polsky was a partner in the law firm of Manatt, Phelps & Phillips, LLP, where she specialized in financial institutions and corporate securities matters. From September 1992 to March 1994, Ms. Polsky was a partner in the law firm of Hughes Hubbard & Reed.

     DANIEL H. RELF joined the Company in July 1995 as a Vice President in the Servicing Department and subsequently was promoted to Senior Vice President in 1996. In May 1997, Mr. Relf was named Executive Vice President -- National Loan Servicing. Prior to joining the Company, Mr. Relf served as Senior Vice President -- Service Operations of Great Western Bank from 1986 to 1992.

     DAVID A. SKLAR joined the Company in May 1997 as Executive Vice
President -- Finance. In November 1997, he was named Executive Vice
President -- Finance and Chief Financial Officer. Prior to joining the Company he was Executive Vice President and Chief Financial Officer of Imperial Bancorp and subsidiaries.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of 14 meetings during the fiscal year ended June 30, 1998. Among its committees, the Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. During the fiscal year ended June 30, 1998, each director, with the exception of Lee Masters, attended at least 75% of the meetings of the Board of Directors and committees on which he served.

     The Audit Committee met five times, the Compensation Committee met seven times and the Nominating Committee did not meet during the fiscal year ended June 30, 1998. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent accountants, discussing the scope and results of the audit with the accountants, discussing the Company's financial accounting and reporting principles as well as the adequacy of the Company's financial controls with the accountants and the Company's management, discussing the results of internal audits with management and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews, approves and recommends to the Board of Directors all short-term compensation and compensation plans for the Chief Executive Officer (and President, if not the Chief Executive Officer) of the Company, and the Named Executive Officers (as defined under "Executive Compensation -- Summary Compensation Table") as well as approves and authorizes grants under the Company's stock option plans. See "Report of the Compensation Committee on Executive Compensation" attached to this Proxy Statement as Exhibit "A." The Nominating Committee reviews the qualifications of possible candidates to serve on the Board of Directors. The Nominating Committee does not consider nominations made by stockholders. Currently, the members of the Audit Committee are Messrs. Getzelman, Coombe and St. Laurent, the members of the Compensation Committee are Dr. Kinder and Messrs. Masters and St. Laurent and the members of the Nominating Committee are Dr. Kinder and Mr. St. Laurent.

COMPENSATION OF DIRECTORS

     Each director who is not an officer of or otherwise employed by the Company as either an employee or a consultant (each an "Outside Director") receives a non-qualified option to purchase 10,000 shares of the Common Stock at the time of the Outside Director's original appointment or election to the Board. In addition, each Outside Director is entitled to receive an annual retainer of $8,000, a fee of $2,000 for each regular or special Board meeting attended in person, $500 for each regular or special committee meeting attended in person or by telephone, $1,000 for each regular or special Board meeting attended by telephone, and an option to purchase an additional 1,500 shares of the Company's Common Stock as of each annual meeting at the conclusion of which the Outside Director still serves as a director of the Company.

CERTAIN RELATIONSHIPS

     On August 28, 1996, the Company acquired One Stop, a residential mortgage lender. Prior to the acquisition, One Stop was owned by Neil B. Kornswiet, currently the President and Co-Chairman of the Board of the Company. In the acquisition, the Company issued approximately 3.5 million shares of the Company's Common Stock, 2.4 million shares of which were issued to Mr. Kornswiet. Of the total shares issued in the acquisition, 102,750 shares were placed in escrow pursuant to an escrow agreement as security for the indemnification of obligations of One Stop and Neil B. Kornswiet. Those shares were released to Mr. Kornswiet on August 28, 1997. Mr. Kornswiet continues to serve as President, Chief Executive Officer and Chairman of One Stop. See "Executive Compensation."

     On January 26, 1998, the Board of Directors approved the Executive and Director Loan Program under which directors and executive officers of the Company are entitled to obtain a mortgage loan from the Company at the Company's cost of funds (plus 25 basis points) as determined by an approved, independent investment banking firm. All loans made under the Executive and Director Loan Program are fixed rate, fully amortized, 15- or 30-year loans with no prepayment penalties and are underwritten to the Company's underwriting guidelines in effect at the time of the loan. Participants in this program are not charged any loan fees except for those fees or costs charged by third parties. The following executive officers and directors have home refinance loans with the Company for the following principal amount and outstanding balance (as of

October 19, 1998) at an interest rate of 6.5%: Mark E. Costello, executive officer, $325,000 loan amount, $315,795 outstanding balance; Melvyn Kinder, director, $400,000 loan amount, $397,427 outstanding balance; John C. Getzelman, director, $642,000 loan amount, $638,470 outstanding balance; Barbara S. Polsky, executive officer, $400,500 loan amount, $397,924 outstanding balance; David A. Sklar, executive officer, $379,300 loan amount, $377,215 outstanding balance; Cary H. Thompson, executive officer and director, $240,500 loan amount, $240,500 outstanding balance.

     From time to time certain officers, directors and employees of the Company, as well as members of their immediate families, acted as private investors in loan transactions originated by the Company. All such loans are originated on terms and conditions which are no more favorable than loans originated by the Company for other nonaffiliated private investors except that such persons receive 75% of any prepayment fees collected by the Company on such loans. The Company discontinued its private investor program in August 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, executive compensation for the Company was administered by the Compensation Committee of the Board. Messrs. Kinder, Masters and St. Laurent who are not, and have never been, officers or employees of the Company, served as members of the Compensation Committee during the 1998 fiscal year.

REPORT OF THE COMPENSATION COMMITTEE

     The Report of the Compensation Committee of the Board of Directors of the Company, describing the compensation policies and philosophy of the Company and certain determinations with respect to bonuses and stock option grants for the year ended June 30, 1998, is attached to this Proxy Statement as Exhibit "A."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of September 30, 1998, certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers (as defined under "Executive Compensation -- Summary Compensation Table") and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. The address of each individual listed is in care of the Company, 350 S. Grand Avenue, Los Angeles California 90071.

                  NAME AND ADDRESS                      NUMBER OF SHARES    PERCENT OF CLASS
                  ----------------                      ----------------    ----------------
Funds and institutional accounts affiliated with
Kingdon Capital Management Corporation
152 West 57th Street
New York, New York 10019............................       2,289,100(1)           7.38%
Thirty-Five East Investments LLC
35 East 62nd Street
New York, New York..................................       2,225,865(2)           7.18%
Turtle Creek Revocable Trust
200 Crescent Court, Suite 1350
Dallas, Texas 75201.................................         556,466(2)           1.79%
George W. Coombe, Jr................................           4,300(3)              *
Mark E. Costello....................................          35,875(4)              *
John C. Getzelman...................................           3,829(5)              *
Melvyn Kinder Ph.D..................................          21,995(6)              *
Neil B. Kornswiet...................................       2,397,860(7)           7.73%
Joseph A. Magnus....................................          38,000(5)              *
Lee Masters.........................................           3,829(5)              *
Barbara S. Polsky...................................          68,750(5)              *
Georges C. St. Laurent, Jr. ........................          53,300(8)              *
Cary H. Thompson....................................         922,488(9)           2.97%
All executive officers, directors and nominees as a
  group (12 persons)................................       3,608,612(10)         11.63%

---------------
  *  Less than one percent.

 (1) This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on August 24, 1998.

 (2) This information was obtained from a Schedule 13D filed with the SEC on March 19, 1998. Thirty-Five East Investments LLC and Turtle Creek Revocable Trust filed jointly, however each disclaimed beneficial ownership in any shares of Common Stock beneficially owned by the other.

 (3) Includes 3,300 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of September 30, 1998.

 (4) Includes 31,075 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of September 30, 1998.

 (5) Represents shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of September 30, 1998.

 (6) Includes 13,745 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of September 30, 1998.

 (7) Includes 575,000 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of September 30, 1998.

 (8) Includes 3,300 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of September 30, 1998.

 (9) Includes 900,588 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of September 30, 1998.

(10) Includes 1,697,302 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of September 30, 1998.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years or accrued within the current fiscal year as to the current Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                             ANNUAL COMPENSATION                  COMPENSATION
                               ------------------------------------------------   ------------
          NAME AND             FISCAL                            OTHER ANNUAL     STOCK OPTION    ALL OTHER
     PRINCIPAL POSITION         YEAR     SALARY      BONUS      COMPENSATION(1)      AWARDS      COMPENSATION
     ------------------        ------   --------   ----------   ---------------   ------------   ------------
Neil B. Kornswiet............   1998    $900,000   $3,837,449(2)       --                 --       $40,800(3)
  President(4)                  1997     666,042    4,408,863         --             555,000           N/A
                                1996         N/A          N/A         --                 N/A           N/A
Cary H. Thompson.............   1998    $900,000   $       --         --                  --       $ 4,800(5)
  Chief Executive Officer(6)    1997     634,805    1,073,339         --                  --           N/A
                                1996     125,000      298,000         --           1,821,825           N/A
Barbara S. Polsky............   1998    $300,000   $  194,000(2)       --             60,000       $13,000(7)
  Executive Vice President,     1997     245,000      318,120         --              10,000           N/A
  General Counsel and           1996      35,538           --         --              56,350           N/A
  Secretary(8)
Mark E. Costello.............   1998    $200,000   $  224,188(9)       --             30,000       $12,800(10)
  Executive Vice President --   1997     165,000      466,968         --              12,500         4,500(5)
  Loan Production               1996     130,000      201,000         --              11,250         2,438(5)
Joseph Magnus................   1998    $180,000   $  220,000(11)       --            30,000       $10,116(12)
  Executive Vice President --   1997      69,641      109,058         --                  --           N/A
  Chief Credit Officer(13)      1996         N/A          N/A         --                 N/A           N/A

---------------
 (1) The aggregate amount of all perquisites and personal benefits received by each of the Named Executive Officers in each of fiscal years 1996, 1997 and 1998 was not in excess of $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive Officer.

 (2) Named Executive Officer has agreed to waive receipt of June 30, 1998 bonus.

 (3) Consists of $36,000 in employer contributions to the Company's Deferred Compensation Plan and $4,800 in employer contributions to the Company's
     Section 401(k) Plan.

 (4) Mr. Kornswiet joined the Company in August 1996.

 (5) Consists of employer contributions to the Company's Section 401(k) Plan.

 (6) Mr. Thompson joined the Company in March 1996 and became the Chief Executive Officer in May 1997.

 (7) Consists of $8,200 in employer contributions to the Company's Deferred Compensation Plan and $4,800 in employer contributions to the Company's
     Section 401(k) Plan.

 (8) Ms. Polsky joined the Company in May 1996.

 (9) Includes fiscal fourth quarter ended June 30, 1998 bonus of $54,188 which Mr. Costello has agreed to defer.

(10) Consists of $8,000 in employer contributions to the Company's Deferred Compensation Plan and $4,800 in employer contributions to the Company's
     Section 401(k) Plan.

(11) Includes fiscal fourth quarter ended June 30, 1998 bonus of $50,000 which Mr. Magnus has agreed to defer.

(12) Consists of $6,400 in employer contributions to the Company's Deferred Compensation Plan and $3,716 in employer contributions to the Company's
     Section 401(k) Plan.

(13) Mr. Magnus joined the Company in January 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding grants of stock options made during the fiscal year-ended June 30, 1998 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                          ----------------------------------------------                   VALUE AT ASSUMED
                                                PERCENT OF                               ANNUAL RATES OF STOCK
                              NUMBER OF       TOTAL OPTIONS    EXERCISE                 PRICE APPRECIATION FOR
                          SHARES UNDERLYING     GRANTED TO      OR BASE                     OPTION TERM(1)
                               OPTIONS         EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------
          NAME               GRANTED(2)       FISCAL YEAR(3)   SHARE(4)       DATE         5%           10%
          ----            -----------------   --------------   ---------   ----------   ---------   -----------
Neil B. Kornswiet.......           --                --             --             --         --            --
Cary H. Thompson........           --                --             --             --         --            --
Barbara S. Polsky(5)....       60,000              6.63%        $13.44     11/18/2007   $506,896    $1,284,805
Mark E. Costello(5).....       30,000              3.32%        $13.44     11/18/2007   $253,448    $  642,402
Joseph A. Magnus(5).....       30,000              3.32%        $13.44     11/18/2007   $253,448    $  642,402

---------------
(1) The potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to the applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Company's Common Stock.

(2) All of the options set forth in this chart were granted for a term of 10 years.

(3) Options covering an aggregate of 904,300 shares were granted to eligible employees during the fiscal year ended June 30, 1998.

(4) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the NYSE on the last trading day prior to the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(5) These options became exercisable as to 20% of the shares on November 18, 1997. The remaining shares vest at a rate of 20% on each anniversary of the date of grant thereafter until fully vested.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended June 30, 1998 and the value of options held at fiscal year-end.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                                                           VALUE OF ALL
                                                                 NUMBER OF SHARES           UNEXERCISED
                                                              UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                OPTIONS AT FISCAL        OPTIONS AT FISCAL
                                                                     YEAR-END             YEAR-END(2)(3)
                                 SHARES ACQUIRED    VALUE          EXERCISABLE/            EXERCISABLE/
             NAME                  ON EXERCISE     REALIZED       UNEXERCISABLE            UNEXERCISABLE
             ----                ---------------   --------   ----------------------   ---------------------
Neil B. Kornswiet..............        --            --            550,000/   --               --    /    --
Cary Thompson..................        --            --          900,303/719,997       $2,168,494/$1,012,500
Barbara S. Polsky..............        --            --           49,750/ 76,500       $    4,200/$   15,600
Mark Costello..................        --            --           18,075/ 37,250       $   33,038/$    7,800
Joseph A. Magnus...............        --            --           25,000/ 52,500       $    2,340/$    8,160

---------------
(1) All amounts shown in this table have been adjusted to reflect the three-for-two split of the Common Stock effected on February 21, 1997.

(2) Based upon the last reported sale price of the Common Stock on the NYSE on June 30, 1998 ($13.75) less the option exercise price.

(3) As of September 30, 1998, none of the options outstanding were in-the-money. The closing price on September 30, 1998 was $6.06.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from the Company's reporting persons that they have complied with the relevant filing requirements, the Company believes that it has complied with all relevant
Section 16(a) filing requirements during the year-ended June 30, 1998.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     On August 28, 1997, the Company entered into a five-year employment agreement with Neil B. Kornswiet, the Company's Co-Chairman of the Board and President and One Stop's Chairman, President and Chief Executive Officer. The agreement was amended and restated and extended for an additional two years in August 1998. Under the agreement, as amended, Mr. Kornswiet earns a base salary of $900,000 per year and is entitled to an annual performance bonus equal to between $1.35 million and $1.65 million depending on the retail and broker loan production of the Company (the "Performance Bonus"). Mr. Kornswiet is also entitled to receive, at the expense of the Company, the use of an automobile (including all maintenance and expenses associated therewith), a standard term life insurance policy in the amount of $1 million, a standard term accidental death policy in the amount of $1 million, under certain circumstances, a long-term disability policy providing an annual disability payment equal to 125% of his base salary and coverage for him and the dependent members of his family under the Company's medical and dental policies. In the event of a Change in Control (generally, a 20% change in the voting power of the Common Stock, certain changes in Board membership, a merger or complete liquidation or dissolution of the Company) Mr. Kornswiet will receive

$30 million minus the amount of any Performance Bonus previously paid (the "Performance Severance Payment"). In the event of a Severance Termination (as defined in the agreement) or a voluntary termination following a Change in Control, Mr. Kornswiet will receive his base salary for three years (or the remaining term of the agreement, if longer), the Performance Severance Payment to the extent not previously paid and an amount, if any, necessary to reimburse him on a net after-tax basis for any applicable federal excise tax. In addition, in the event of a Change in Control, all options would become immediately vested and remain exercisable for the entire remaining term of the option.

     The Company has employment agreements with each of the Named Executive Officers. See also "Management -- Compensation of Directors." Under the Company's employment agreement with Cary H. Thompson, Chief Executive Officer, which was entered into in March 1996 and amended in May 1997 and August 1998, Mr. Thompson is entitled to a base salary of $900,000 per year. He is also entitled to receive, at the expense of the Company, the use of an automobile (including all maintenance and expenses associated therewith), a standard term life insurance policy in the amount of $1 million, a standard term accidental death policy in the amount of $1 million, under certain circumstances, a long-term disability policy providing an annual disability payment equal to 125% of his base salary and coverage for him and the dependent members of his family under the Company's medical and dental policies. Pursuant to his employment agreement, at the time he was hired, Mr. Thompson was also granted a bonus in the form of non-qualified options to purchase 1,125,000 shares of the Company's Common Stock and additional non-qualified options to purchase 670,950 shares of the Company's Common Stock to assist him in providing for federal and state income taxes payable as a result of such bonus options and in recognition of the fact that the Company may benefit from federal and state tax deductions as a result. In the event of a Severance Termination (as defined in the agreement) or a voluntary termination following a Change in Control (defined the same as in Mr. Kornswiet's agreement), the Company is obligated to pay Mr. Thompson two years' base salary plus an amount based on the performance bonuses previously paid. In addition, all options vest as of the Severance Termination and remain exercisable for 12 months following such date. In addition, in the event of a Change in Control, all options would become immediately vested and remain exercisable for the entire remaining term of the option.

     The Company entered into a second amended and restated employment agreement with Barbara S. Polsky, Executive Vice President, General Counsel and Secretary, effective June 1, 1997, with a term expiring on June 20, 2001. The agreement provides for a base salary of $300,000 per year and a quarterly bonus under the Company's performance bonus plan for executive officers. See "Report of the Compensation Committee on Executive Compensation." Ms. Polsky is also entitled to a long-term disability policy providing for an annual disability payment in an amount equal to 100% of her base salary. In the event of a termination without cause, Ms. Polsky will receive two years' base salary plus an amount equal to the performance bonus paid to her for eight fiscal quarters preceding the date of termination. In addition, all options previously granted would become immediately exercisable. In the event of a termination or voluntary resignation in connection with a Change in Control (defined the same as in Mr. Kornswiet's agreement), Ms. Polsky would receive the same benefits as in a termination without cause.

     Effective June 1, 1997, the Company entered into a two-year employment agreement with Mark E. Costello, Executive Vice President -- Loan Production. Under the agreement, Mr. Costello is entitled to a base salary of $200,000 per year and a quarterly bonus under the Company's performance bonus plan for executive officers. See "Report of the Compensation Committee on Executive Compensation." If Mr. Costello's employment is terminated without cause, he will receive an amount equal to six months' base salary. If Mr. Costello's employment is terminated or he voluntarily resigns for Good Reason (defined to include a material reduction in his duties or base salary) in connection with a Change in Control (generally, a 50% change in the voting power of the Common Stock, certain changes in Board membership, a merger or complete liquidation or dissolution of the Company), he will receive two years' base salary plus an amount equal to the performance bonus paid to him with respect to the eight fiscal quarters preceding the date of termination.

     The Company entered into an amended and restated employment agreement with Joseph Magnus, Executive Vice President -- Chief Credit Officer, effective June 1, 1997 with a term expiring on January 15, 2000. The agreement provides for a base salary of $160,000 per year and a quarterly bonus under the

Company's performance bonus plan for executive officers. If Mr. Magnus' employment is terminated without cause, he will receive an amount equal to six months' base salary. If Mr. Magnus' employment is terminated or he voluntarily resigns for Good Reason (defined to include a material reduction in his duties or base salary) in connection with a Change in Control (defined the same as in Mr. Kornswiet's Agreement), he will receive two years' base salary plus an amount equal to the performance bonus paid to him with respect to the eight fiscal quarters preceding the date of termination. In addition, all of the options granted over the term shall become immediately exercisable as of the date of such termination and shall remain so for a period of 12 months thereafter.

SECTION 401(K) PLAN

     The Company has a tax-qualified cash or deferred profit sharing plan (the "401(k) Plan") covering all employees over the age of 21 who have completed six months of service with the Company prior to a plan entry date. Pursuant to the 401(k) Plan, eligible employees may make salary deferral (before-tax) contributions of up to 25% of their compensation per plan year up to a specified maximum contribution as determined by the Internal Revenue Service. The 401(k) Plan also includes provisions which authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the 401(k) Plan. The trustees under the 401(k) Plan invest the assets of each participant's account in selected investment options at the direction of such participant.

DEFERRED COMPENSATION PLAN

     In April 1997, the Company implemented a deferred compensation plan for highly compensated employees and directors of the Company. The plan is unfunded and non-qualified. Eligible participants may defer a portion of their compensation (including bonuses) and receive a Company matching amount up to 4% of their annual base salary. The Company may also make discretionary contributions to the plan. For the 1998 fiscal year, the Company made no matching or discretionary contributions to the plan. In October, 1998, the Company suspended contributions to the Deferred Compensation Plan.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NYSE Stock Market (US Companies) Index and the Index for NYSE/AMEX/NASDAQ Stocks (SIC 6160-6169 US Companies) Mortgage Bankers and Brokers for the period commencing July 1, 1993 and ending on June 30, 1998. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

[PERFORMANCE GRAPH]

                                     Aames Financial        NY Stock
                                       Corporation       Exchange Index        Peer Group
Jun-93                                   100.00              100.00              100.00
Jun-94                                    87.73               98.42               91.54
Jun-95                                   193.01              117.16              128.34
Jun-96                                   578.01              144.20              187.59
Jun-97                                   449.72              185.64              216.97
Jun-98                                   337.35              232.33              243.50

                     PROPOSAL TO RATIFY THE APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP to serve as independent accountants of the Company to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1999. PricewaterhouseCoopers LLP has audited the Company's financial statements annually since 1990. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

     Approval of the ratification of appointment of PricewaterhouseCoopers LLP for fiscal 1999 will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by Proxy and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                           PROPOSALS OF STOCKHOLDERS

     A proper proposal submitted by a stockholder for presentation at the Company's 1999 Annual Meeting and received at the Company's executive offices no later than June 12, 1999, will be included in the Company's Proxy Statement and form of Proxy relating to the 1999 Annual Meeting. In addition, in the event a stockholder proposal is not received by the Company by August 26, 1999, the Proxy to be solicited by the Board of Directors for the 1999 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 1999 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting. SEC rules and regulations provide that if the date of the Company's 1999 Annual Meeting is advanced or delayed more than 30 days from the date of the 1998 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 1999 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 1999 Annual Meeting. Upon determination by the Company that the date of the 1999 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 1998 Annual Meeting, the Company will disclose such change in the earliest possible quarterly report on Form 10-Q. Please address your proposals to Aames Financial Corporation, 350 S. Grand Ave., 52nd Floor, Los Angeles, California 90071, Attention: Corporate Secretary.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be acted upon at the Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the Meeting, however, the Proxy holders will vote thereon in accordance with their best judgment.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1998 was mailed to stockholders on October 14, 1998.

                              REPORT ON FORM 10-K

     THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1998, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO AAMES FINANCIAL CORPORATION, 350 S. GRAND AVENUE, 51ST FLOOR, LOS ANGELES, CALIFORNIA 90071,
ATTN: EXECUTIVE VICE PRESIDENT -- FINANCE.

DATED: October 29, 1998                   ON BEHALF OF THE BOARD OF DIRECTORS

                                          /s/ BARBARA S. POLSKY

                                          Barbara S. Polsky
                                          Secretary

                                                                     EXHIBIT "A"

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933, as amended ("Securities Act"), or the Securities Exchange Act of 1934, as amended ("Exchange Act"), that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

     During the 1998 fiscal year, the Compensation Committee of the Board of Directors was comprised of Dr. Melvyn Kinder, Georges St. Laurent and Lee Masters who are non-employee directors of the Company. The Board of Directors delegates to the Compensation Committee the responsibility for developing and administering policies which govern the total compensation program for the Named Executive Officers of the Company. The Committee also administers the Company's stock option plans.

     The goal of the Company's executive compensation program is to retain, motivate and reward management through the compensation policies and awards, while aligning their interests more closely with that of the Company and stockholders. In furtherance of this goal, the program consists of three main components: (1) base salary; (2) bonuses which are either discretionary or based on individual and Company performance; and (3) stock options to provide long-term incentives for performance and to align executive officer and stockholder interests.

EXECUTIVE COMPENSATION

     Base salaries for the Named Executive Officers are established by the Compensation Committee based on the recommendations of management which considers, and applies subjectively as appropriate, individual performance and achievement, areas of responsibility, position, the extent to which the officers' skills are in demand or may be marketed to other companies or industries and internal and external comparability. Base salaries for other executive officers are established by the Chief Executive Officer who applies the same criteria. The base salary for Mr. Kornswiet was initially established under the terms of an employment agreement entered into in connection with the Company's acquisition of One Stop, a company of which Mr. Kornswiet was the Chief Executive Officer, President and sole stockholder. Under the initial terms of the employment agreement, Mr. Kornswiet was appointed Executive Vice President of the Company and Chief Executive Officer and President of One Stop. Upon his appointment as President of the Company in May 1997, Mr. Kornswiet's employment agreement was revised by the Compensation Committee to increase his annual base salary from $750,000 to $900,000.

     Bonuses paid to the Company's executive officers (excluding the Chief Executive Officer and President) are based on Company performance under the terms of the Company's performance bonus plan. See -- "Performance Bonus Plan." Under the terms of his employment agreement, Mr. Kornswiet is entitled to a cash bonus equal to between $1.35 million and $1.65 million depending on the retail and broker loan production of the Company. The other employees are entitled to discretionary bonuses.

     The Compensation Committee believes that it is important for key employees to have long-term incentives through an equity interest in the Company. Accordingly, from time to time, the Company has granted key employees stock options pursuant to the Company's stock option arrangements. The Committee grants options upon the recommendations of management. As of June 30, 1998, the Company's six key employees (excluding the Company's Chief Executive Officer) held options to acquire 971,575 shares of the Company's Common Stock.

PERFORMANCE BONUS PLAN

     In October 1995, the Compensation Committee adopted a performance bonus plan (the "Old Performance Bonus Plan") for executives, other than those primarily responsible for the origination and purchase of loans, which provided for a performance-based cash bonus equal to a specified dollar level (the "Payment Amount") for every percentage point for which return on average equity exceeds a specified return (the "Target ROE"). The Target ROE was set at fifteen percent. The Compensation Committee believed that a fifteen percent return was generally perceived as a good return on equity for a financial services company, and only performance in excess of a good return should be rewarded through the performance-based compensation program. Each Performance Bonus Plan participant was given a Payment Amount based on the participant's contribution to, and impact upon, the success of the Company. For fiscal 1998, the range in Payment Amounts for Old Performance Bonus Plan participants was from $4,000 to $15,000. Commencing June 1997 through the fiscal quarter-ended December 31, 1997, the quarterly bonuses paid to Old Performance Bonus Plan participants were fixed at the third 1997 fiscal quarter levels pending review of the Old Performance Bonus Plan by the Compensation Committee. In November 1997 and as amended in May 1998, the Compensation Committee determined that a bonus based on return on average equity may not provide the appropriate management incentives for a company that historically operated on a negative cash flow basis and requires continuous access to the capital markets and adopted the New Performance Bonus Plan. All executive officers, other than the Chief Executive Officer and the President, participate in the New Performance Bonus Plan. Under the New Performance Bonus Plan, bonuses are paid quarterly and are tied to (i) the achievement by each participant of certain predetermined goals established annually by the Chief Executive Officer subject, in the case of the Named Executive Officers, to approval by the Compensation Committee, (ii) the achievement by the Company of net income goals established annually by the Chief Executive Officer and presented to the Board of Directors, and (iii) maximum levels of bonus for each individual established annually by the Chief Executive Officer subject, in the case of the Named Executive Officers, to approval by the Compensation Committee. Participants receive the full quarterly bonus in each quarter where at least seventy percent of the individual and Company performance goals are met. Where the Company achieves at least seventy percent of its goals, but the participant achieves less than seventy percent of his or her goals, bonuses may be paid based on the participant's percentage of achievement of his or her individual goals.

EXECUTIVE COMPENSATION -- CHIEF EXECUTIVE OFFICER

     On May 7, 1997, Mr. Thompson, the Company's then Chief Operating Officer, assumed the duties of Chief Executive Officer. Prior to May 7, 1997, Mr. Thompson's compensation was established under the terms of an employment agreement entered into in March 1996 and amended in May 1997 and August 1998 with the approval of the Compensation Committee. Under that agreement, as amended, Mr. Thompson was paid a base salary of $500,000 and received a performance bonus under the Company's Performance Bonus Plan with a Payment Amount of $45,000 for each percentage point for which return on average equity exceeded the Target ROE. The employment agreement also provided for the grant of stock options covering 1,795,950 shares. The Compensation Committee believed that the grant of the options to Mr. Thompson was necessary to attract Mr. Thompson to the Company and provided the appropriate level of long-term incentive to foster continued strong growth in stockholder values.

     Upon his appointment as Chief Executive Officer in May 1997, Mr. Thompson's employment agreement was revised by the Compensation Committee to increase his base salary to $900,000. Further, at Mr. Thompson's request, the Compensation Committee replaced the performance bonus provisions of his agreement with a discretionary bonus subject to the approval of the Board or the stockholders. Considering the number of stock options Mr. Thompson was granted at the time he became Chief Executive Officer, the Committee believes his compensation is primarily performance-based.

STATEMENT REGARDING TAX POLICY COMPLIANCE

     Section 162(m) of the Internal Revenue Code limits the deductible allowable to the Company for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers to $1 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met, including receipt of stockholder approval or if amounts are paid pursuant to a written contract that was in effect on February 17, 1993 and not subsequently materially modified. Under certain circumstances, the Compensation Committee, in its discretion, may authorize payments, such as salary, bonuses or otherwise that may cause an executive officer's income to exceed the deductible limits. The fiscal 1998 compensation paid to Mr. Kornswiet in excess of $1 million exceeded the deductible limits.

                                          Compensation Committee:

                                          Melvyn Kinder, Chairman
                                          Lee Masters
                                          Georges St. Laurent

PROXY


                          AAMES FINANCIAL CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 18, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on December 18, 1998, at 3:00 p.m., Los Angeles time, at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints Barbara S. Polsky, David A. Sklar and Ralph W. Flick as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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
                                                                Please mark
                                                                your vote as [X]
                                                                indicated in
                                                                this example.


                                      FOR the nominee
                                      listed (except     WITHHOLD AUTHORITY
                                      as marked to       (to vote for all
                                      the contrary       the nominees listed)
1. ELECTION OF DIRECTORS
   The election of the following           [ ]                   [ ]
   person as a director of the
   Company, as provided in the
   Company's Proxy Statement.

   Lee Masters

   INSTRUCTION: To vote against any one nominee, write that nominee's name in the space provided below:

   _______________________________________________


                                             FOR     AGAINST     ABSTAIN
2. The ratification of the appointment       [ ]       [ ]         [ ]
   of PricewaterhouseCoopers LLP as the
   independent accountants of the
   Company for fiscal 1999.

                              THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEE AND IN FAVOR OF THE ABOVE PROPOSAL AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                              YOUR VOTE IS IMPORTANT TO THE COMPANY

                              PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


Signature(s)____________________ Signature, if held jointly____________________

Date ___________________, 1998

(Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more then one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

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